UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): May 1, 2017

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF
PRINCIPAL OFFICERS.

On May 1, 2017, Beniamino Gianfelici, Gabriele Peroni and Franco Salvagni tendered their resignations as directors of the Newgioco Group, Inc. to take effect immediately. Mr. Gianfelici, Mr. Peroni and Mr. Salvagni will continue in their operational roles and as executive officers in the capacities of VP Regulatory Affairs, VP Business Development and VP Retail Operations, respectively.

Also on May 1, 2017 the Board of Directors elected Kelly Ehler, Stefano Giorgi and Robert Stabile to fill the vacancies left by the departures of Mr. Gianfelici, Mr. Peroni and Mr. Salvagni to take immediate effect.

Kelly Ehler is a Chartered Accountant and former auditor with PWC and banker with Bank of Montreal. He currently sits on various corporate boards and board committees including additional roles as Audit Committee Chairman, assisting in audits, preparation and consolidation of financial statements for multi-currency and multijurisdictional public companies, drafting and review of legal agreements on acquisitions, shareholder agreements and mining related agreements. Kelly brings extensive public company experience and knowledge in numerous capacities and positions including CEO, COO, VP and CFO.

Stefano Giorgi is a graduate of Communications Sciences from Viterbo, Italy and brings over 25 years of IT business experience holding various specialty competencies including Cloud based and BigData software architecture, customer development strategies with an in-depth knowledge of B2B responsibilities and Marketing Policy Definition. He has also served as a regional sales director for a wide range of clients from large corporate entities (TIM, Lottomatica) to government agencies (Autostrade, Poste Italia). Stefano is currently the CEO of an innovative Italian IT solutions development company, compiling vocational training and skills development programs based on .NET and JAVA technology.

Robert Stabile is a Chartered Financial Analyst, and currently the CFO of Beanfield Technologies Inc., a leading independent telecommunications company based in Toronto, Ontario. Robert brings extensive and diversified financial analysis and modelling experience with him. Robert was recently a Portfolio Manager of Mutual Funds and Private Client Accounts at LDIC Inc.. Prior to managing money, Robert was advising institutional investors as an Equity Research Analyst with CIBC World Markets, and then as an Equity Salesman and Partner at Paradigm Capital, a Canadian Investment Banking Firm. Robert holds an Honours Business degree from Wilfrid Laurier University.

None of the new directors have any family relationships among other current or nominated directors or executive officers.

None of the new directors have any material interest in any current or future business or venture under consideration by the Company.


Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the appointment of the new directors, the Company issued 20,000 shares of restricted common stock (restricted stock award) to each of the new directors.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the private placement of


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these securities pursuant to Section 4(a)(2) of the Act since the transaction did not involve a public offering, the Investors are accredited investors with access to information about the Company and its investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

These shares of our common stock have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.


Item 8.01. OTHER EVENTS

The date for the 2017 Annual Meeting of Shareholders has been set for June 7, 2017 to be held in Toronto, Ontario. The Company will furnish dial-in details as well as the required proxy statements and forms at a future date.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.             Description
______________          __________________________________
Exhibit 99.1            Press Release dated May 2, 2017.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  May 2, 2017.                      NEWGIOCO GROUP, INC.


                                     By:  /s/ MICHELE CIAVARELLA, B.Sc.
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer